Exhibit 5.1

October 1, 2018

Marathon Petroleum Corporation

539 South Main Street

Findlay, Ohio 45840

Re:        Registration Statement on Form S-4 by Marathon Petroleum Corporation

Ladies and Gentlemen:

We have acted as counsel to Marathon Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the proposed issuance of an additional 25,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to the transactions contemplated by Agreement and Plan of Merger, dated as of April 29, 2018 (the “Merger Agreement”), by and among the Company, Andeavor, a Delaware corporation, Mahi Inc., a Delaware corporation, and Mahi LLC (n/k/a Andeavor LLC), a Delaware limited liability company. The Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (as the same may be amended from time to time, the “Registration Statement”), to which this opinion is an exhibit.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued pursuant to the terms of the Merger Agreement, as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

In rendering the opinion above, we have assumed that the Registration Statement is effective pursuant to Rule 462 of the Act (and will remain effective at the time of issuance of the Shares.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

Marathon Petroleum Corporation

October 1, 2018

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the related registration statement on Form S-4 (Registration No. 333-225244) of the Company, declared effective by the Commission on August 3, 2018. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day